EXHIBIT 5.1

[SQUIRE, SANDERS & DEMPSEY (US) LLP LETTERHEAD]

January 5, 2011

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio  43215

Re:	Glimcher Realty Trust — Registration Statement filed on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”) in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Additional Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Additional Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of common shares of beneficial interest of the Company, par value $0.01 per share (the “Shares”), that may be issued and sold by the Company from time to time in the maximum aggregate offering price of $21,817,998.  The Shares will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement (as defined below).

The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the Company’s Registration Statement on Form S-3 (File No. 333-153257), as amended (the “Shelf Registration Statement,” and collectively with the Additional Registration Statement, the “Registration Statement”), to register additional Shares in an amount and at a price that represents no more than 20% of the amount of the maximum aggregate offering price set forth in the Shelf Registration Statement that remains available for issuance.  In connection with the Additional Registration Statement, certain legal matters in connection with the Shares are being passed upon for you by us.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including resolutions of the Board of Trustees of the Company and authorized committees thereof, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.  In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

Glimcher Realty Trust
January 5, 2011

Based on the foregoing, we are of the opinion that:

1.           The Company is a real estate investment trust formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

2.           The Shares have been duly authorized for issuance and, when and if issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and is given on the basis of the law and the facts existing as of the date hereof.  We do not express any opinion herein concerning the laws of any other state.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland.  Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, or if we become aware of any fact that might change this opinion after the date hereof.

This opinion is intended solely for your use in connection with the Company’s Additional Registration Statement and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Additional Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Squire, Sanders & Dempsey (US) LLP